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Exhibit 99.1


                              FOR IMMEDIATE RELEASE


                   MEMBERWORKS ANNOUNCES SALE OF IPLACE, INC.
              TO HOMESTORE.COM, INC. FOR APPROXIMATELY $150 MILLION

       MEMBERWORKS TO RECEIVE APPROXIMATELY $88 MILLION IN CASH AND STOCK

STAMFORD, CONNECTICUT - AUGUST 10, 2001 - MemberWorks Incorporated (Nasdaq:
MBRS), a leading provider of consumer and membership services through affinity marketing and online channels, announced today it has signed a definitive agreement under which Homestore.com, Inc. (Nasdaq: HOMS) will acquire iPlace, Inc. in a cash and stock transaction with an expected valuation of approximately $150.0 million.

MemberWorks expects to receive approximately $52.0 million in cash (including repayment of debt) and up to an additional $36.0 million in Homestore.com stock. The transaction, expected to close before the end of MemberWorks' first fiscal quarter of 2002, is subject to a number of potential adjustments to the purchase price and customary conditions including, among other things, the regulatory review under the Hart Scott Rodino Antitrust Improvements Act.

Commenting on the announcement, Gary Johnson, President and Chief Executive Officer of MemberWorks stated, "The development and sale of iPlace validates our on-line member acquisition model. This transaction also demonstrates the value of our memberships and allows us to more closely focus our efforts on our core business, including accelerating our progress towards profitability. We believe that the iPlace product mix compliments those offered by Homestore.com and, therefore, this acquisition will serve to maximize iPlace's potential."

As of June 30, 2001, MemberWorks had approximately 699,000 shares authorized for repurchase under its current stock buyback program.

CONFERENCE CALL NOTE:

MemberWorks will host a conference call on Friday, August 10, 2001, at 10:00 AM, EDT, to discuss the iPlace transaction. This call will be carried live on the Company's web site, www.memberworks.com. To listen to the conference call, please dial (888) 603-8921 approximately five to ten minutes before the scheduled start time.
When prompted, state passcode "MBRS."

For those who cannot listen to the live broadcast, a replay of the call will be available immediately following the broadcast through August 16, 2001. To listen to the replay, please call (800) 843-4794, or if located outside of the United States, call (402) 280-9944. A rebroadcast of the conference call will also be available on the Company's web site from two hours after the end of the call until 5 PM, EDT on August 16, 2001.

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About MemberWorks
-----------------
Headquartered in Stamford, Conn., MemberWorks is a leader in bringing value to consumers by designing innovative membership programs that offer services and discounts on everyday needs in healthcare, personal finance, insurance, travel, entertainment, computing, fashion and personal security. As of June 30, 2001,
7.9 million members are enrolled in MemberWorks programs, gaining convenient access to thousands of service providers and vendors. MemberWorks is the trusted marketing partner of leading consumer-driven organizations and offers them effective tools to enhance their market presence, to strengthen customer affinity and to generate additional revenue.

About iPlace Inc.
-----------------
iPlace, Inc. is the nation's premier developer of credit and neighborhood information products for consumers and businesses. iPlace leads the country with over 62,000 affiliated websites, more than 600,000 paying subscribers, 6 million+ unique visitors per month to its web properties, and a top tier strategic partner list which includes Microsoft, Yahoo!, Intuit, Lycos, MemberWorks and more. The company was the first to put credit reports, credit monitoring services, credit scores, individual neighborhood demographics and home value data online and has been praised by Time, Business Week, American Banker and more.


ANY STATEMENTS HEREIN REGARDING THE BUSINESS OF MEMBERWORKS INCORPORATED THAT ARE NOT HISTORICAL ARE "FORWARD LOOKING STATEMENTS" THAT ARE INTENDED TO QUALIFY FOR THE SAFE HARBOR PROVISIONS FROM LIABILITY PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FOR A DISCUSSION OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE INTENDED BY ANY FORWARD LOOKING STATEMENT, SEE "FORWARD-LOOKING INFORMATION" IN THE COMPANY'S MOST RECENT QUARTERLY REPORTS ON FORM 10-Q AND ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC.



COMPANY CONTACTS:
-----------------
MemberWorks Incorporated
JAMES B. DUFFY
(203) 324-7635

GAVIN ANDERSON & COMPANY
Diane Perry
(212) 515-1930